As filed on June 8, 2001                  Registration Statement No. 333- _____



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             E-TREND NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            98-0348508
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

            5919 - 3RD STREET, S.E., CALGARY, ALBERTA, CANADA T2H 1K3
               (Address or principal executive offices) (Zip code)

                      COMPENSATION SHARES TO MARC BELCOURT
                         COMPENSATION SHARES TO LEN VOTH
                     COMPENSATION SHARES TO WILLIAM HADCOCK
                       COMPENSATION SHARES TO CLEMENT LAU
                    COMPENSATION SHARES TO GARRETT K. KRAUSE
                      COMPENSATION SHARES TO GREGG JOHNSON
                      COMPENSATION SHARES TO TREVOR HILLMAN
                          STOCK OPTION TO GREGG JOHNSON
                         STOCK OPTION TO TREVOR HILLMAN
                            STOCK OPTION TO LEN VOTH
                              (Full title of plan)

                          CAROLINE ARMSTRONG, PRESIDENT
                             E-TREND NETWORKS, INC.
                             5919 - 3RD STREET, S.E.
                        CALGARY, ALBERTA, CANADA T2H 1K3
                     (Name and address of agent for service)

                                 (403) 252-7766
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                  PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
     BE REGISTERED            REGISTERED                SHARE                  PRICE            REGISTRATION FEE

Shares of common stock           6,000                $1.90 (1)<F1>         $11,400.00                $2.85
issued to Marc                  shares
Belcourt, $0.0001 par
value

Shares of common stock          34,500                $1.90 (1)<F1>         $65,550.00               $16.39
issued to Len Voth,             shares
$0.0001 par value

Shares of common stock           2,250                $1.90 (1)<F1>          $4,275.00                $1.07
issued to William               shares
Hadcock, $0.0001 par
value

Shares of common stock           2,250                $1.90 (1)<F1>          $4,275.00                $1.07
issued to Clement Lau,          shares
$0.0001 par value

Shares of common stock          200,000               $1.90 (1)<F1>         $380,000.00              $95.00
issued to Garrett K.            shares
Krause, $0.0001 par
value

Shares of common stock          60,000                $1.90 (1)<F1>         $114,000.00              $28.50
issued to Gregg                 shares
Johnson, $0.0001 par
value

Shares of common stock          60,000                $1.90 (1)<F1>         $114,000.00              $28.50
issued to Trevor                shares
Hillman, $0.0001 par
value

Shares of common stock          100,000               $1.00 (3)<F3>         $100,000.00              $25.00
underlying stock              shares (2)<F2>
option issued to Gregg
Johnson, $0.0001 par
value

Shares of common stock          100,000               $1.00 (3)             $100,000.00              $25.00
underlying stock              shares (2)<F2>
option issued to
Trevor Hillman,
$0.0001 par value




                                                  PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
     BE REGISTERED            REGISTERED                SHARE                  PRICE            REGISTRATION FEE

Shares of common stock          100,000               $1.00 (3)             $100,000.00              $25.00
underlying stock              shares (2)<F2>
option issued to Len
Voth, $0.0001 par value

                                                                            $993,500.00              $248.38
------------------------

(1)<F1> Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked prices of the Registrant's Common Stock on the NASD OTC Bulletin Board on June 7, 2001.

(2)<F2> Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of the common stock of the Company which become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(3)<F3> Calculated pursuant to Rule 457(h)(1) under the Securities Act based on the exercise price of the options.

                                EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register shares of our common stock, $.0001 par value per share, issued as compensation and issuable upon the exercise of outstanding stock options. Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of "control securities" which have been issued or may be issued pursuant to outstanding stock options.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

We will send or give the documents containing the information specified in Part 1 of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. We do not need to file these documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

E-Trend Networks, Inc., a Delaware corporation, will furnish without charge to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Timothy J. Sebastian, General Counsel, at E-Trend Networks, Inc., 5919 - 3rd Street, S.E., Calgary, Alberta, Canada T2H 1K3, telephone number (403) 252-7766.

                               REOFFER PROSPECTUS



                         454,500 SHARES OF COMMON STOCK


                             E-Trend Networks, Inc.
                             5919 - 3rd Street, S.E.
                         Calgary, Alberta T2H 1K3 Canada
                                 (403) 252-7766


         This reoffer prospectus relates to 454,500 shares of the common stock of E-Trend Networks, Inc. which may be offered and resold from time to time by selling stockholders identified in this prospectus for their own accounts. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

         Each selling stockholder and any broker executing selling orders on behalf of them may be deemed to be an "underwriter" within the meaning of the Securities Act, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

         Our common stock is traded on the OTC Bulletin Board under the symbol "ETDN." On June 6, 2001, the last reported price of our common stock on such market was $2.00 per share.

         This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                                ---------------




              The date of this reoffer prospectus is June 8, 2001.

                                TABLE OF CONTENTS
                                                                           PAGE

SUMMARY...................................................................   3

RISK FACTORS..............................................................   3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.........................  12

USE OF PROCEEDS...........................................................  12

SELLING STOCKHOLDERS......................................................  12

PLAN OF DISTRIBUTION......................................................  13

INDEMNIFICATION OF DIRECTORS AND OFFICERS.................................  14

LEGAL MATTERS.............................................................  14

EXPERTS...................................................................  14

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................  14

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US........................  15


                                ---------------



         You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

                                     SUMMARY

         Founded in April 1999 as a Nevada corporation by VHQ Entertainment Inc. (formerly Video Headquarters Inc.), a Canadian Venture Exchange ("CDNX")-listed company ("VHQ"), E-Trend develops and operates a number of Internet websites which offers a variety of products including music, movies on DVD and VHS, video games, PC gaming software, and other entertainment related products.

         We have two existing product-based web sites and one under development that target purchasers of its products and one information-based web site portal that is formatted as an online entertainment magazine:
            o WWW.MOVIESOURCE.COM, which currently offers filmed entertainment products, including feature films both in VHS cassette and DVD format, and educational, health and fitness and instructional videos and special interest videos;

            o WWW.VHQMUSIC.COM, which offers a broad range of compact disc and cassette music selections, and music video products;

            o WWWVHQGAMES.COM, which will offer current top-selling video game titles in popular video game and PC formats, including Sony Play Station, Sony Play Station II, Nintendo 64, and Sega Dreamcast, and focuses on video game enthusiasts; and

            o WWW.ENTERTAINME.COM which is an on-line entertainment magazine that functions as a portal to E-Trend's e-commerce sites.

         Our principal executive offices are located at 5919 - 3rd Street, Calgary, Alberta T2H 1K3 Canada. Our telephone number is (403) 252-7766.


                                  RISK FACTORS

         Before deciding to invest in us or to maintain or increase your investment, you should carefully consider the risk factors described below, together with all other information in this prospectus and in our other filings with the SEC before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial conditions or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WE HAVE A LIMITED OPERATING HISTORY AND HAVE INCURRED SIGNIFICANT LOSSES. WE MAY CONTINUE TO INCUR LOSSES FOR THE FORESEEABLE FUTURE.

         We were incorporated in April 1999 and we commenced operations in November 1999. To date, our costs have greatly exceeded the revenues we have generated. As of March 31, 2001, our accumulated deficit was $1,980,104. If we continue our present business, we expect that our operating expenses will continue to exceed our revenues for the foreseeable future. As a result, we will need to generate significantly more revenues to achieve profitability. We may not be able to do so. We will also require additional financing. We may not be able to obtain the financing or obtain it on terms acceptable to us. If revenues grow slower than we anticipate, or if operating expenses exceed our expectations or cannot be reduced accordingly, or if we cannot obtain additional financing, our business, operating results, and financial condition may be materially harmed.

         Although we recently initiated a restructuring of our business designed, in part, to reduce costs in a number of areas, we expect to continue to incur substantial costs and expenses related to:

     o   the implementation of our business model and our pricing strategies;
     o   brand development, marketing and promotional activities;
     o   the expansion of our existing product and service offerings;
     o the continued development of our web site, transaction processing systems, and network infrastructure;
     o   the development of strategic relationships; and
     o   our ability to effectively merchandise and manage our product mix.

         Further, because we sell a substantial portion of our products at very competitive prices, we have low gross margins on our product sales. Our ability to become profitable depends on, among other things:

     o our ability to generate and sustain net sales, consistent with the assumptions underlying our new operating plan with improved gross margins;
     o   our ability to maintain reasonable operating expense levels; and
     o   our ability to provide other higher margin products and services.

         If we are unable to manage and reduce our operating expenses and costs, while at the same time increasing our gross margins, and without experiencing a significant deterioration in our sales volumes, we will be unable to achieve positive operating cash flow. If we do not achieve positive operating cash flow in a timely manner that is consistent with our operating plan, our business could fail.

WE HAVE ONLY BEEN OPERATING OUR ONLINE BUSINESS SINCE NOVEMBER 1999 AND FACE CHALLENGES RELATED TO EARLY STAGE COMPANIES IN RAPIDLY EVOLVING MARKETS.

         We were founded in April 1999 and began our online operations in November 1999. You should consider our prospects in light of the risks and difficulties frequently encountered by early stage companies in the rapidly evolving online commerce market. These risk include, but are not limited to, an unpredictable business environment, the difficulty of raising working capital, the difficulty of attracting and retaining qualified management personnel , and the use of our business model. To address these risks, we must, among other things:

     o access sufficient capital to fund the implementation of our business model;
     o increase our sales volumes and gross margins while limited our operating expenses;
     o   expand our customer base;
     o   enhance our brand recognition;
     o   expand our product and service offerings;
     o   access sufficient product inventory to fulfill our customers' orders;
     o   successfully implement our business and marketing strategy;
     o   provide high quality customer service and order processing;
     o   respond effectively to competitive and technological developments; and
     o   attract and retain qualified personnel.

IF WE DO NOT OBTAIN ADEQUATE FINANCING TO FUND OUR FUTURE OPERATIONS, WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

         Our projections of future cash needs and cash flows are subject to substantial uncertainty, and if our current cash balances are insufficient to meet our anticipated operating cash needs, our business will fail. Further, if we are unable to operate our business and manage our cash resources in accordance with the assumptions underlying our new operating plan, we may need to raise additional working capital sooner than we would otherwise have expected. The factors that may impair our ability to effectively operate our business and manage our operating cash include, but are not limited to:

     o our ability to retain the support of our distributor and vendor partners;

     o   our ability to maintain other key corporate relationships; and

     o our ability to maintain sales volumes and gross margins consistent with our operating plan.

         We may also seek to sell additional equity securities, obtain a line of credit or seek other ways to fund our operations in the event we require additional working capital to operate our business. We currently do not have any firm commitments for additional financing and we cannot be certain that additional financing will be available when and to the extent required, or that, if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms, we may not be able to fund our operations, and our business will fail. Further, if we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our stockholders will be diluted. Also, any new securities could have rights, preferences and privileges senior to those of our common stock.

WE ARE DEPENDENT UPON OUR AFFILIATE, VHQ ENTERTAINMENT INC.

         VHQ Entertainment Inc. is our major stockholder, owning approximately 41% of the issued and outstanding shares. At March 31, 2001, VHQ owed us $352,496 for an advance which bears interest at 8%, is unsecured and has no fixed terms of repayment, and $300,547 for the purchase of products and the purchase of our stock. During the three and six months ended March 31, 2001, we sold $264,083 and $471,493, respectively, of our products to VHQ, representing 54% and 51% of total sales. These transactions are considered to be in the normal course of business and are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

INTENSE COMPETITION FROM EXISTING AND NEW ENTITIES MAY ADVERSELY AFFECT OUR REVENUES AND PROFITABILITY.

         We face significant competition in the area of Internet retailing of entertainment products. We expect competition to intensify given the relative ease with which new web sites can be developed. There are a large number of web sites that sell videos and other entertainment products through the Internet. We also compete with traditional and nontraditional "bricks and mortar" retailers and mass merchandisers in the United States and Canada. Due to our small size, it can be assumed that most if not all of our competitors have significantly greater financial, technical, and other resources.

         These competitors may be able to respond more quickly to new or emerging marketing strategies and Internet technologies than we can. Also, our competitors and potential competitors have greater name recognition and ability to enter into strategic partnerships to engage in marketing efforts. To compete, we may be forced to narrow our marketing focus, thereby reducing our likelihood for success.

         Price competition in our industry is also intense, and price of one of the principal factors on which consumers base their purchasing decisions. Price competition may reduce our gross margins, which could materially harm our business, operating results, and financial condition. Some of our competitors use aggressive pricing policies to build market share. Some have also adopted business models that include selling filmed entertainment, music, and games products for less than their product cost and not charging customers for shipping and handling. Software applications are also available that can determine which online site has the lowest price for a particular title which could direct customers to our competitors' web sites.

WE RELY ON A RELATIVELY NEW MANAGEMENT TEAM AND NEED TO RETAIN OUR EXISTING PERSONNEL TO EFFECTIVELY OPERATE OUR BUSINESS.

         In February 2001, we appointed Caroline Armstrong as our new chief executive officer, and in April 2001, we appointed Lorne Cogswell as our new interim chief financial officer. Our success depends, in part, upon their ability to transition successfully their new management team and to retain existing staff and management. Further our business is largely dependent on Michael McKelvie, our senior vice president, marketing and communications, as well as assistance from our directors, Gregg Johnson and Trevor Hillman. Any of our officers or employees can terminate their employment relationship at any time. We presently do not maintain key man life insurance on any member of our management team. The loss of any key employee or our inability to attract or retain other qualified employees could harm our business and results of operations.

OUR SUCCESS DEPENDS ON THE CONTINUED GROWTH OF ONLINE COMMERCE.

         If online commerce does not continue to grow or be accepted or grows or is accepted more slowly than expected, our business will be materially harmed. A number of factors could slow the growth of online commerce, including the following:

     o the network infrastructure required to support a substantially larger volume of transactions may not be developed;
     o   government regulation may increase;
     o telecommunications capacity problems may result in slower response times; and
     o consumers may have concerns about the security of online commerce transactions.

LEGISLATION MAY BE ENACTED WHICH COULD LIMIT THE USE OF E-MAIL MARKETING AND AWARENESS CAMPAIGNS.

         To date, Congress has not enacted any legislation regulating commercial e-mail, but a number of bills are pending. One proposed law would prohibit online operators from sending most unsolicited commercial e-mail where the operators have no existing or personal relationship with the recipient and the e-mail is not sent at the request of or with the express consent of the recipient. Another proposed law would require operators of websites and online services to disclose to users the personal information the operators have collected and the personal information that it may share with other firms. It would further require operators to provide simple processes for users to provide or withhold consent to the operators' dissemination of the information.

         In the absence of federal legislation, many states, including California, Connecticut, Delaware, Iowa, Nevada, North Carolina, Oklahoma, Rhode Island, Tennessee, Virginia, Washington and West Virginia, have passed laws limiting the use of e-mail marketing. Because these laws have focused primarily on unsolicited e-mail marketing, E-Trend's business has yet to be affected by current legislation. Other states have begun to consider placing restrictions on e-mail marketing. If Congress or additional states pass legislation restricting commercial uses of e-mail, it could harm our ability to communicate with existing customers and attract new customers. Our sales growth could be affected, which could materially harm our business, operating results and financial condition.

WE MUST MAINTAIN SATISFACTORY VENDOR RELATIONSHIPS TO COMPETE SUCCESSFULLY.

         We rely on wholesalers to fill our customers' orders. We are dependent upon maintaining these relationships for filling our customers' orders because there are only a limited number of wholesalers who sell filmed entertainment, music and games products. If we are unable to maintain suitable relationships with vendors, we will be materially harmed.

         Our wholesalers will need to satisfy our increasing product requirements on a timely basis. They also must continue to provide adequate selections of filmed entertainment, music and games titles at competitive prices. If our wholesalers are unable or unwilling to do so, it would materially harm our ability to compete, which would in turn materially harm our business, operating results and financial condition.

WE DO NOT PUBLISH OUR OWN EDITORIAL CONTENT, WHICH MEANS WE MUST RELY ON LICENSED THIRD-PARTY CONTENT ON OUR WEBSITES.

         We license third-party content, including filmed entertainment, music and games reviews, news reports and features, in order to attract and retain website visitors. If we are unable to obtain desirable content from our content licensors or from existing licensors, it could reduce visits to our websites, which could materially harm our business. In addition, if we are unable to obtain content at an acceptable cost, it could materially harm our ability to compete and our operating results and financial condition.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

         We regard our trademarks, trade secrets and similar intellectual property as important to our success. We have applied for the registration of some of our trademarks and service marks in the United States and Canada. However, our efforts to establish and protect our intellectual property rights may be inadequate to prevent misappropriation or infringement of our intellectual property rights. If we are unable to safeguard our intellectual property rights, it could materially harm our business, operating results and financial condition.

WE MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

         We have established a network of links with numerous small online sites. Many of the sites may not have licenses for the use of the intellectual property that they display. The copyright holders of this intellectual property or their licensees may assert infringement claims against us because of our relationships with these sites.

         Although we believe that our use of third-party material on our websites is permitted under current provisions of copyright law, some aspects of Internet content and commerce law are not clearly settled. We may therefore be the subject of alleged infringement claims of the trademarks and other intellectual property rights of third parties. If we become subject to these types of claims, our business could be materially harmed even if we successfully defend against the claims. It also is possible that future legal developments would prohibit us from having rights to downloadable information, sound or video.

THE PROTECTION OF OUR DOMAIN NAMES IS UNCERTAIN BECAUSE THE REGULATION OF DOMAIN NAMES IS SUBJECT TO CHANGE.

         We currently hold various web domain names relating to our brand, including, among others EntertainMe.com, VHQMusic.com, MovieSource.com, VHQGames.com, as well as domain names registered in foreign countries. Governmental agencies and their designees generally regulate the acquisition and maintenance of domain names. The regulation of domain names in the United States and in foreign countries is expected to change in the near future. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we may conduct business. If our ability to acquire or maintain domain names is limited, it could materially harm our business, operating results and financial condition.

WE ARE SUBJECT TO GOVERNMENT REGULATION AND LEGAL LIABILITIES THAT MAY BE COSTLY AND MAY INTERFERE WITH OUR ABILITY TO CONDUCT BUSINESS.

         Laws and regulations directly applicable to online commerce or Internet communications are becoming more prevalent. These laws and regulations could expose us to compliance costs and substantial liability, which could materially harm our business, operating results and financial condition. In addition, the growth of the Internet, coupled with publicity regarding Internet fraud, may lead to the enactment of more stringent consumer protection laws. These laws would also be likely to impose additional burdens on our business.

         The adoption of any additional laws or regulations may decrease the popularity or impede the expansion of the Internet and could seriously harm our business. A decline in the popularity or growth of the Internet could decrease demand for our products and services, reduce our advertising revenues and margins and increase our cost of doing business. Moreover, the applicability of existing laws to the Internet is uncertain with regard to many important issues, including property ownership, intellectual property, export of encryption technology, libel and personal privacy. The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services, could also harm our business.

WE MAY BE SUBJECT TO LIABILITY FOR SALES AND OTHER TAXES.

         Except in Canada, we do not collect sales or other similar taxes in most states. Our business could be materially harmed if additional sales and similar taxes are imposed on us, or if penalties are assessed on us for past nonpayment of these taxes. Recently adopted legislation provides that, prior to October 2001, a state cannot impose sales taxes on products sold on the Internet unless these taxes could be charged on non-Internet transactions involving the products. During this moratorium, it is possible that taxing mechanisms may be developed that would, following the moratorium, impose increasing sales and similar tax burdens on us. If these burdens are placed on us, our business could be materially harmed and there could be a material adverse effect on our operating results and financial condition.

WE MUST SUCCESSFULLY EXECUTE OUR NEW OPERATING PLAN TO ACHIEVE PROFITABILITY WITHOUT HAVING TO RAISE ADDITIONAL WORKING CAPITAL.

         In early 2001, we initiated a restructuring of our business and implemented a new operating plan designed to accelerate our ability to achieve positive operating cash flow without the need for additional working capital. As part of the new operating plan, we reduced the size of our workforce and made further expense reductions for the business in the areas of marketing and advertising, and general and administrative. To successfully execute against our operating plan, we must adhere to our expense reductions and work to achieve the revenue and gross margin targets incorporated as underlying assumptions to our operating plan. If we are unable to manage our operating expenses and increase our gross margins, without experiencing significant deterioration in our projected sales volumes, we will be unable to achieve positive operating cash flow. Further, we have reduced our marketing and advertising budget for 2001, and we cannot guarantee that we will be able to maintain the visitor traffic levels, visitor conversion rates, customer purchase activity and general brand awareness that we have had in the past. Our ability to achieve our annual and quarterly revenue and gross margin goals could also be negatively impacted by the softening consumer demand for entertainment products, as well as the weakening general economic conditions and decreasing consumer confidence.

         Our new operating plan reflects management's expectations as of the date of this prospectus, and is based on currently available information, as well as significant assumptions made by management regarding various revenue, gross margin and operating expense items. We cannot guarantee that the assumptions that we have relied upon in developing our operating plan will be accurate, or that future events or results will conform to our expectations or assumptions. If our assumptions are inaccurate, or our expectations prove to be erroneous in light of future events, or if we are unable to maintain the support of our vendors, distributors, third party advertisers and other key corporate relationships regardless of the success of our new operating plan, we will need to raise additional working capital before we achieve positive operating cash flow. We currently do not have any commitments for additional financing, and we cannot be certain that additional financing will be available when and to the extent required, or that, if available, it will be on acceptable terms. If adequate funds are not available on acceptable terms, we may not be able to fund our operations and our business could fail.

IN LIGHT OF CERTAIN PERCEPTIONS REGARDING OUR FINANCIAL CONDITION, OUR CUSTOMERS, DISTRIBUTORS AND VENDOR PARTNERS MAY DECIDE NOT TO DO BUSINESS WITH US.

         Due to concerns regarding our financial condition and our perceived ability to fulfill our financial and other obligations, our customers, distributors, vendor partners and other corporate partners and service providers may decide not to conduct business with us, or may conduct business with us on terms that are less favorable than those customarily extended by them. For example, our distributors could seek to limit our credit terms or otherwise reduce their support of our business, forcing us to leverage our operating cash by increasing the security required for our secured credit lines. Also, if our customers and vendor partners choose to do less business with us, our net sales would decrease and our gross profits would be significantly impacted by reduced sales volumes, including a corresponding decrease in co-op advertising revenue

WE ARE DEPENDENT ON SEVERAL THIRD PARTY PROVIDERS TO FULFILL A NUMBER OF OUR RETAIL FUNCTIONS. IF THESE PARTIES ARE UNWILLING OR UNABLE TO CONTINUE PROVIDING SERVICES TO US, OUR BUSINESS COULD BE SERIOUSLY HARMED.

         We are currently dependent on our distribution and fulfillment providers to manage inventory, process orders and distribute products to our customers in a timely manner. If we do not maintain our existing relationships with these providers on acceptable commercial terms, we may not be able to continue to offer a broad selection of merchandise at low prices, and customers may refuse to shop at our online store. In addition, manufacturers may decide, for reasons outside our control, not to offer particular products for sale on the Internet. Other manufacturers have chosen not to authorize any Internet resellers or Internet resellers without a traditional "brick and mortar" retail store. If we are unable to supply products to our customers, or if other product manufacturers refuse to allow their products to be sold via the Internet, our business will suffer severely.

         We rely on our distributors to fulfill a number of traditional retail functions, including maintaining inventory and preparing merchandise for shipment to individual customers. In the future, our vendors may not be willing to provide these services at competitive rates. In addition, vendors may refuse to develop the communications technology necessary to support our direct shipment infrastructure. We also have no effective means to ensure that our providers will continue to perform these services to our satisfaction. Our customers could become dissatisfied and cancel their orders or decline to make future purchases if our providers or we are unable to deliver products on a timely basis. If our customers become dissatisfied with our distributors and third party service providers, our reputation and the EntertainMe.com brand could suffer.

         Our operations are also heavily dependent upon a number of other third parties for credit card processing, and hosting our system infrastructure and database servers. In addition, our distributors and fulfillment providers use the TNT Canada Inc. and. the Canada and United States Postal Services to deliver substantially all of our products. If the services of any of these third parties become unsatisfactory, our customers may experience lengthy delays in receiving their orders, and we may not be able to find a suitable replacement on a timely basis or on commercially reasonable terms.

SYSTEM FAILURES COULD PREVENT ACCESS TO OUR ONLINE STORE AND HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

         Our sales would decline and we could lose existing or potential customers if they are not able to access our online store or if our online store, transaction processing systems or network infrastructure do not perform to our customers' satisfaction. Any network interruptions or problems with our web site could:

     o   prevent customers from accessing our online stores;
     o   reduce our ability to fulfill orders;
     o   reduce the number of products that we sell;
     o   cause customer dissatisfaction; or
     o   damage our reputation.

         We have experienced brief computer system interruptions in the past, and these interruptions may recur. If the number of customers visiting our web site continues to increase, we will need to expand and upgrade our technology, transaction processing systems and network infrastructure significantly. We may not be able to make timely upgrades to our systems and infrastructure to accommodate increases in the number of customers.

         Our systems and operations are also vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, physical and electronic break-ins, earthquakes and other similar events. Our servers are also vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any substantial disruption of this sort could completely impair our ability to generate revenues from our web site. We do not presently have a formal disaster recovery plan in effect and do not carry sufficient business interruption insurance to compensate us for losses that could occur.

OUR BUSINESS MODEL IS NEW AND UNPROVEN, AND WE MAY NOT BE ABLE TO ACHIEVE PROFITABILITY.

         We are subject to risks due to the unproven and evolving nature of our business model and aggressive pricing strategy. The success of our business model depends on the volume of customers that visit our web site and purchase our products. To this end, we have worked hard to build our brand name and enhance our customer loyalty by selling our products at extremely low prices and maintaining very low, gross margins on our product sales. We intend to implement various strategies to improve our gross margins going forward, which may include raising prices on products and product categories from time to time. To the extent we raise the prices on our merchandise, our product sales may decline. We may also have to increase our prices if distributors receive pressure from manufacturers to discontinue sales to us as a result of our low price strategy.

ONLINE SECURITY RISKS COULD SERIOUSLY HARM OUR BUSINESS.

         A significant barrier to e-commerce and online communications is the secure transmission of confidential information over public networks. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against potential security breaches or to alleviate problems caused by any breach. We rely on licensed encryption and authentication technology to provide the security and authentication necessary for secure transmission of confidential information, including credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the algorithms that we use to protect customer transaction data. In the event someone circumvents our security measures, it could seriously harm our business and reputation, and we could lose customers. Security breaches could also expose us to a risk of loss or litigation and possible liability for failing to secure confidential customer information.

IF WE DO NOT RESPOND TO TECHNOLOGICAL CHANGE, OUR STORES COULD BECOME OBSOLETE, AND WE COULD LOSE CUSTOMERS.

         The development of our web site entails significant technical and business risks. To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our online stores. The Internet and the e-commerce industry are characterized by:

     o   rapid technological change;
     o   changes in customer requirements and preferences;
     o frequent new product and service introductions embodying new technologies; and
     o   the emergence of new industry standards and practices.

         However, we have significantly reduced the resources dedicated to the enhancement of our network infrastructure and operating systems. If we are unable to maintain our existing systems and create a positive customer experience, our revenues may decline and our business will suffer.

         The evolving nature of the Internet could also render our existing online stores and systems obsolete. Our success will depend, in part, on our ability to:

     o   license or acquire leading technologies useful in our business;
     o   enhance our existing online stores;
     o   enhance our network infrastructure and transaction processing systems;
     o develop new services and technology that address the increasingly sophisticated and varied needs of our current and prospective customers; and
     o adapt to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely manner.

         Future advances in technology may not be beneficial to, or compatible with our business. Furthermore, we may not use new technologies effectively or adapt our web site and transaction processing systems to customer requirements or emerging industry standards on a timely basis, or at all, depending on our financial condition. If we are unable to adapt to changing market conditions or user requirements in a timely manner, our stores may become obsolete and we will lose customers.

VHQ ENTERTAINMENT INC. AND ITS AFFILIATES CONTROL A MAJORITY OF OUR OUTSTANDING COMMON STOCK WHICH WILL ENABLE THEM TO CONTROL MANY SIGNIFICANT CORPORATE ACTIONS AND MAY PREVENT A CHANGE IN CONTROL THAT WOULD OTHERWISE BE BENEFICIAL TO OUR STOCKHOLDERS.

         VHQ Entertainment Inc and its affiliates own approximately 41% of our outstanding stock as of March 31, 2001. This control by VHQ Entertainment Inc. and its affiliates could have a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions.

This control could delay, defer or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

OUR FUTURE OPERATING RESULTS MAY FLUCTUATE AND CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS.

         Our limited operating history and the emerging nature of the markets in which we operate make it difficult to accurately predict our future revenues. We expect that our revenues and operating results will fluctuate significantly from quarter to quarter, due to a variety of factors, many of which are beyond our control. If our quarterly revenues or operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline significantly. The factors that could cause our operating results to fluctuate include, but are not limited to:

     o   fluctuations in the amount of customer spending on the Internet;
     o   our ability to maintain the operation of all of our specialty stores;
     o   our ability to build and maintain customer loyalty;
     o the introduction of new or enhanced web pages, services, products, and strategic alliances by us and our competitors;
     o   price competition on the Internet or higher wholesale prices in general
     o   the success of our brand building and marketing campaigns;
     o   our ability to effectively merchandise and manage our product mix
     o our ability to maintain our distributor, vendor, and other key corporate relationships;
     o   increases in the cost of online or offline advertising;
     o   unexpected increases in shipping costs or delivery times;
     o   government regulations related to use of the Internet for commerce;
     o our ability to maintain, upgrade and develop our web site, transaction processing systems, and network infrastructure;
     o   technical difficulties, system downtime, or Internet brownouts;
     o the amount and timing of operating costs and capital expenditures relating to maintaining our business, operations, and infrastructure; and
     o general economic conditions and economic conditions specific to the Internet and online commerce.

         These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

         In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us it could result in substantial costs and a diversion of our management's attention and resources, which could hurt our business.

OUR COMMON STOCK IS SUBJECT TO PENNY STOCK REGULATION THAT MAY AFFECT THE LIQUIDITY FOR OUR COMMON STOCK.

         Our common stock is subject to regulations of the Securities and Exchange Commission relating to the market for penny stocks. These regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

TRADING IN OUR COMMON STOCK ON THE OTC BULLETIN BOARD MAY BE LIMITED THEREBY MAKING IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES OF OUR COMMON STOCK.

         Our common stock trades on the OTC Bulletin Board. The OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or NASDAQ, you may have difficulty reselling any of the shares that you purchase from the selling shareholders.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This reoffer prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "except," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," as well as the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.


                              SELLING STOCKHOLDERS

         The selling stockholders acquired or will acquire beneficial ownership of all shares to be registered under this reoffer prospectus through stock issued as compensation and through the exercise of stock options. The following table shows the names of the selling stockholders, the number of shares of common stock beneficially owned by such stockholder and the number of shares of common stock that they may sell from time to time under this reoffer prospectus.

         We may amend or supplement this reoffer prospectus from time to time in the future to update or change this list of selling stockholders and shares which may be resold.

SELLING STOCKHOLDER              NUMBER OF       NUMBER OF                       PERCENTAGE OF SHARES
                                   SHARES         SHARES                         BENEFICIALLY OWNED (3)<F3>
                                BENEFICIALLY    SUBJECT  TO         SHARES        BEFORE         AFTER
                                  OWNED (1)<F1> OPTIONS (2)<F2>   REGISTERED     OFFERING      OFFERING

Gregg Johnson (4)<F4>             412,700         100,000          160,000         7.8%          4.8%

Trevor Hillman (4)<F4>            410,000         100,000          160,000         7.8%          4.7%

Len Voth (4)<F4>                  196,360         100,000          134,500         3.7%          1.2%
---------------

(1)<F1> Represents shares owned beneficially by the named individual, including shares that such individual has the right to acquire within 60 days of the date of this reoffer prospectus. Unless otherwise noted, all persons referred to above have sole voting and sole investment power.


                                       12




(2)<F2> Includes shares of our common stock underlying options granted to the selling stockholders under our stock option plan whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(3)<F3> Based on 5,215,273 shares outstanding on the date of this reoffer prospectus.

(4)<F4> This person is a director of our company. Includes 100,000 shares issuable upon the exercise of stock options.


                              PLAN OF DISTRIBUTION

         The selling stockholders may, from time to time, elect to sell all or a portion of the shares offered under this prospectus in the over-the-counter market. Sales are anticipated to be made at market prices prevailing at the times of such sales. The selling stockholders may also make private sales directly or through a broker or brokers, who may act as agent or principal. Further, they may choose to dispose of the shares offered under this prospectus by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the selling stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The amount of securities to be reoffered or resold by means of this reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and The selling stockholders will pay customary brokerage fees. Broker-dealers may agree with them to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to them. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such shares.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this reoffer prospectus available to the selling stockholders and have informed them of the possible need for delivery of copies of this reoffer prospectus to purchasers on or prior to sales of the shares offered under this reoffer prospectus. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

         Any securities covered by this reoffer prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under those rules rather than pursuant to this reoffer prospectus.

         There can be no assurance that the selling stockholders will sell any or all of the shares of common stock offered under this reoffer prospectus.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law and Article VII of the our certificate of incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that act and is therefore unenforceable.


                                  LEGAL MATTERS

         Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado will pass upon the validity of the common stock offered hereby for us.


                                     EXPERTS

         The financial statements as of September 30, 2000 and 1999 and for the year ended September 30, 2000 and the period from incorporation on April 29, 1999 to September 30, 1999, incorporated in this reoffer prospectus by reference from our Current Report on Form 8-K dated February 21, 2001 and filed May 7, 2001, have been so included in reliance on the report of Ernst & Young LLP, independent chartered accountants, which is incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Securities and Exchange Commission are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

            o our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000;

            o our Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2000, December 31, 2000, and March 31, 2001;

            o our Current Reports on Form 8-K dated February 21, 2001, as amended and filed on February 22, 2001, May 7, 2001, May 10, 2001, and May 23, 2001;

            o our Definitive Information Statement for the special shareholders meeting held January 26, 2001, filed on January 2, 2001; and

            o all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         We will furnish without charge to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Timothy J. Sebastian, General Counsel, at E-Trend Networks, Inc., 5919 - 3rd Street, S.E., Calgary, Alberta T2H 1K3 Canada, telephone number (403) 252-7766.


               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, with respect to the common stock offered by this reoffer prospectus. As permitted by the rules and regulations of the Commission, this reoffer prospectus, which is a part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to our company and the common stock offered hereby, reference is made to such registration statement and the exhibits and schedules thereto. A copy of the registration statement may be inspected without charge at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. For further information, please call the SEC at 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval system, including our registration statement and all exhibits and amendments to our registration statements, are publicly available through the Commission's website at http://www.sec.gov.

         We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION BY REFERENCE

The following documents and reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Annual Report of the Registrant on Form 10-KSB for the fiscal year ended June 30, 2000, Commission File No. 0-28879.

         (b) Quarterly Reports of the Registrant on Form 10-QSB for the quarters ended September 30, 2000, December 31, 2000, and March 31, 2001, Commission File No. 0-28879.

         (c) Current Reports of the Registrant on Form 8-K dated February 21, 2001, as amended and filed on February 22, 2001, May 7, 2001, May 10, 2001, and May 23, 2001, Commission File No. 0-28879.

         (d)      Definitive  Information Statement for the Special Shareholders
                  Meeting  held  January  26,  2001,   filed  January  2,  2001,
                  Commission File No. 0-28879.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law and Article VII of the Company's Certificate of Incorporation permit the Company to indemnify its officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the Company's best interests or not opposed to the Company's best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

We issued shares to be reoffered or resold pursuant to this registration statement in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933. No underwriters were used. Each of the persons to whom the shares were issued was deemed to be sophisticated with respect to the investment in the securities due to his financial condition and involvement in the Company's business. Restrictive legends were placed on the stock certificates evidencing the shares issued in the Section 4(2) transactions.

ITEM 8.  EXHIBITS

   Exhibit
   Number      Description of Document

     4.1       Stock Option granted to Gregg Johnson

     4.2       Stock Option granted to Trevor Hillman

     4.3       Stock Option granted to Len Voth

     5.1       Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.

    23.1       Consent of Ernst & Young LLP

    23.2       Consent  of  Dill  Dill  Carr   Stonbraker  &   Hutchings,   P.C.
               (incorporated by reference into Exhibit 5.1)


ITEM 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on June 7, 2001.

                                        E-TREND NETWORKS, INC.


                                        By: /s/CAROLINE G. ARMSTRONG
                                           ------------------------------------
                                           Caroline G. Armstrong, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                       TITLE                               DATE


/s/CAROLINE ARMSTRONG                            President and Chief Executive Officer             June 7, 2001
-----------------------------------------------  (Principal Executive Officer)                     ---------------
Caroline Armstrong


                                                 Interim Chief Financial Officer
/s/LORNE COGSWELL                                (Principal Financial and Accounting               June 7, 2001
-----------------------------------------------  Officer)                                          ---------------
Lorne Cogswell


/s/GREGG JOHNSON                                                                                   June 7, 2001
-----------------------------------------------  Director                                          ---------------
Gregg Johnson


/s/TREVOR HILLMAN                                                                                  June 7, 2001
-----------------------------------------------  Director                                          ---------------
Trevor Hillman



-----------------------------------------------  Director                                          ---------------
Len Voth